Exhibit 10.15

ANNEX B

to Amendment No. 3 to Amended and Restated Credit Agreement

Exhibit A

[Form of] Loan Notice

TO:Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit Agreement dated as of March 20, 2020, among TopBuild Corp., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:[Date]

The undersigned hereby requests (select one):

☐  A Borrowing of [Revolving Credit] [Term] Loans

☐  A [conversion] or [continuation] of [Revolving Credit] [Term] Loans

1.	On (a Business Day) (the “Credit Extension Date”).
2.	In the amount of $ .
3.	Comprised of: ☐ Base Rate Loans ☐ Daily Simple SOFR Loans

☐ Term SOFR Loans.

4.	For Term SOFR Loans: with an Interest Period of months.

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Credit Agreement.]

[The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date.]1

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

TOPBUILD CORP.,
a Delaware corporation

By:
Name:
Title:

[1]	Include this sentence in the case of a request for Credit Extension other than a conversion or continuation.